                                                                    Exhibit 23.3

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.
                   -----------------------------------------



     We hereby consent to the use of the name H. J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our two reports, or information contained therein, both dated March 10, 2000, prepared for Stocker Resources, Inc., in the Registration Statement on Form S-8 of Plains Resources Inc. for the filing dated on or about August 31, 2000.



                              H.J. GRUY AND ASSOCIATES, INC.



                              By: /s/ Robert Rasor
                                  -------------------------
                                      Robert Rasor, PE
                                      Senior Vice President
                                      Engineering Manager

Houston, Texas
August 30, 2000